EXHIBIT 10.27

Technical Olympic USA, Inc.
Annual and Long-Term Incentive Plan

Director Restricted Stock Grant Agreement

     AGREEMENT made as of [insert date of grant] between Technical Olympic USA, Inc., a Delaware corporation (the “Company”), and ___(“Director”).

     To carry out the purposes of the Technical Olympic USA, Inc. Annual and Long-Term Incentive Plan (the “Plan”) and the Policy for Compensation of Outside Directors, by granting Director an ownership interest in Technical Olympic USA, Inc. (the “Company”), by aligning the Director’s financial interests more closely with those of the stockholders of the Company, and in recognition of Director’s significant duties and responsibilities as a member of the Company Board of Directors, the Company and Director hereby agree as follows:

     1. Awarded Stock. The Company hereby irrevocably grants to Director ___shares of common stock of the Company with a par value of $.01 per share (“Awarded Stock”), on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.

     2. Rights of Stock Ownership. As of the date hereof and subject to the restrictions set forth in sections 3 and 4 of this Agreement, Director shall have full beneficial ownership of, and rights and privileges of a stockholder as to, the Awarded Stock, including the right to vote and the right to receive dividends attributable to such Awarded Stock. In the event of a declaration of dividends payable in stock, such dividends shall be imputed to the Awarded Stock. Any fractional shares shall be redeemed for in cash. In the event of the declaration of a cash dividend, such dividend shall be paid in cash.

     3. Transfer Restrictions. The shares of Awarded Stock received by Director pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise encumbered or disposed of by Director until the earliest of: (a) the date Director ceases to be a director of the Company by reason of death, disability, or incapacity, (b) the date Director ceases to be a director of the Company resulting from a Change of Control event (as defined in Exhibit A attached hereto), or (c) the date Director ceases to be a director of the Company due to completion of the last elected term as a member of the Board of Directors; provided, however, that Director may sell, transfer, or assign shares of Awarded Stock to members of his immediate family (as defined below) sharing the same household (“Immediate Family Members”), or a trust, partnership, limited liability company, corporation (including a personal holding company), or similar vehicle established solely for the benefit of, or the partners, members, or stockholders of which are solely, the Director and/or any such Immediate Family Members. The term “immediate family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

      4. Director’s Representation. By signing this Agreement, Director represents that such shares are being acquired for Director’s account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. Director further acknowledges that the Awarded Stock may not be sold, transferred, pledged, assigned, or otherwise encumbered or disposed of except pursuant to an available exemption from the registration requirements of the Securities Act of 1933, as amended, and therefore agrees that Awarded Stock will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

     5. Government and Other Regulations. The obligation of the Company to deliver the Awarded Shares shall be subject to all applicable laws, rules, and regulations and such approvals by any governmental agencies or regulatory authorities as may be required or be deemed necessary or appropriate by counsel for the Company. Director agrees that (i) the certificates representing the Awarded Stock may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws and to reflect all the restrictions set forth in this Agreement, (ii) the Company may refuse to register any transfer of Awarded Stock on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of Awarded Stock.

     6.  No Right to Continue as Director. Nothing contained in the Plan or this Agreement shall be deemed to confer upon Director any right to continue as a director of, or to be associated in any other way with, the Company.

     7. Withholding of Tax. To the extent that this award or the disposition of Awarded Stock acquired hereby results in wages to Director for federal, state, or local tax purposes, Director shall deliver to the Company at the time of such award or disposition such amount of money, if any, as the Company may require to meet its minimum withholding obligations under applicable tax laws or regulations.

     8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

     9. Entire Agreement. This Agreement together with the attached Exhibit A constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Awarded Stock. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company.

     10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Director has executed this Agreement, all effective as of the day and year first above written.

TECHNICAL OLYMPIC USA, INC.
By:
Name:
Title:

DIRECTOR

Exhibit A: Change of Control

EXHIBIT A

“Change of Control” means the occurrence of any of the following events, each of which shall be determined independently of the others:

     (a) any “Person” (as defined below) becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of forty percent (40%) or more of the stock of any member of the Consolidated Group (as defined below) entitled to vote in the election of directors. For purposes of this Exhibit A, the term “Person” is used as such term is used in Sections 13(d) and 14(d) of the Exchange Act; provided, however that the term shall not include any member of the Consolidated Group, any trustee or other fiduciary holding securities under an employee benefit plan of any member of the Consolidated Group, or any corporation owned, directly or indirectly, by the stockholders of any member of the Consolidated Group;

     (b) stockholders of any member of the Consolidated Group adopt a plan of complete or substantial (eighty-five percent (85%) or more) liquidation or an agreement providing for the distribution of all or substantially all of the assets of such member;

     (c) any member of the Consolidated Group is party to a merger, consolidation, other form of business combination or a sale of all or substantially all (eighty-five percent (85%) or more) of its assets, unless the business of such member is continued following any such transaction by a resulting entity (which may be, but need not be, such member) and the stockholders of such member immediately prior to such transaction (the “Prior Stockholders”) hold, directly or indirectly, at least forty percent (40%) of the voting power of the resulting entity (there being excluded from the voting power held by the Prior Stockholders, but not from the total voting power of the resulting entity, any voting power received by Affiliates of a party to the transaction (other than such member) in their capacities as stockholders of such member); provided, however, that a merger or consolidation effected to implement a recapitalization of such member (or similar transaction) in which no Person acquires more than thirty percent (30%) of the combined voting power of such member’s then outstanding securities shall not constitute a Change in Control; or

     (d) any member of the Consolidated Group is a subject of a “Rule 13e-3 transaction” as that term is defined in Exchange Act Rule 13e-3, and the first purchase has been made pursuant to such transaction.

     Notwithstanding the foregoing, if, immediately after the occurrence of any event enumerated above, the Continuing Directors control the majority of the Board of Directors of the Company (or, in the case of any merger or combination in which the Company is not the surviving entity, continue to constitute a majority of the board of directors of such successor entity), such event shall not constitute a Change of Control for purposes of this Agreement until such time as the Continuing Directors no longer constitute a majority of the Board of Directors of the Company (or the successor entity, if applicable). “Continuing Directors” for this purpose means the members of the Board of Directors of the Company on the Effective Date, provided that any person becoming a member of the Board of Directors of the Company subsequent to such date whose election or nomination for election was supported by a majority of the directors who at the time of the election or nomination for election comprised the Continuing Directors shall be considered to be a Continuing Director.

“Consolidated Group” shall mean (i) the group of companies composed of Technical Olympic, Inc. or the Company, and (ii) any successor or surviving company of any of the foregoing entities.

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